Exhibit 23.11(b)

Amec Foster Wheeler

March 29, 2017

TO:	Seabridge Gold Inc. United States Securities and Exchange Commission

Re:	Seabridge Gold Inc. (the "Company") Consent of Expert

Ladies and Gentlemen:

Reference is made to the following report:

•	2016 KSM (Kerr-Sulphurets-Mitchell) Prefeasibility Study Update and Preliminary Economic Assessment dated October 6, 2016 (the "Report")

In connection with the Company’s Annual Report on Form 40-F (the “40-F”), to be filed with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended, I, Mark Ramirez, RM, SME, on behalf of myself and Amec Foster Wheeler, hereby:

1.	consent to the public filing of the Report and the use of any extracts from or a summary of the Report in the 40-F;
2.	consent to the use of my name and Amec Foster Wheeler's name and references to the Report, or portions thereof, in the 40-F and to the inclusion or incorporation by reference of information derived from the Report in the 40-F;

Yours truly,

/s/ Mark Ramirez
Mark Ramirez, RM, SME